SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2016
MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (513) 271-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Effective October 3, 2016, Meridian Bioscience, Inc. (the "Company") and John A. Kraeutler, the Company's Chairman of the Board of Directors, Chief Executive Officer and President, entered into a Third Amended and Restated Employment Agreement (the "Employment Agreement") which, among other things, extends the term of his employment and incorporates the terms and conditions of the Supplemental Benefit Agreement entered into between the Company and Mr. Kraeutler dated June 12, 2012 (the "Supplemental Benefit Agreement"). The Employment Agreement provides that Mr. Kraeutler is entitled to receive an established minimum annual salary of $656,518 and that he is eligible to participate in the Company's bonus and stock incentive plans. The Employment Agreement also provides that Mr. Kraeutler is eligible to receive two grants of 25,000 performance-based restricted stock units and that he shall receive a grant of 50,000 non-qualified stock options vesting on September 30, 2017 as long as he is employed on that date, and a grant of 50,000 non-qualified stock options vesting on September 30, 2018 as long as he is employed on that date.
In addition, the Employment Agreement  provides that Mr. Kraeutler is eligible to receive:
•
post-retirement benefit payments totaling $1,200,000, payable in one hundred twenty (120) monthly payments of $10,000 (Mr. Kraeutler's rights to these benefit payments have vested since their provision in the Supplemental Benefit Agreement); and

•	lifetime benefits including life insurance, health insurance and comprehensive long-term care insurance.
The Employment Agreement's term extends through September 30, 2018 and provides for a consulting period during which Mr. Kraeutler is required to be available to assist his successor.

The Employment Agreement sets forth compensation, non-competition, benefit and severance provisions. It provides for a payment equal to three times Mr. Kraeutler's base salary (plus any salary earned but not paid) and three-year average annual performance bonus if Mr. Kraeutler is terminated (a) by the Company without Cause, (b) Mr. Kraeutler terminates his employment for Good Reason or (c) upon a change in control of the Company (double trigger).

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 5.02 by reference. Please see the Employment Agreement attached as an exhibit to this Form 8-K for further information.

Item 9.01. Financial Statements and Exhibits.
(d)   Exhibits
10.1	Third Amended and Restated Employment Agreement dated as of October 3, 2016 between Meridian Bioscience, Inc. and John A. Kraeutler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: October 5, 2016	By: /s/ Melissa A. Lueke
Name: Melissa A. Lueke
Title: Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)